UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2017

GLOBAL EAGLE ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6100 Center Drive, Suite 1020, Los Angeles, California 90045

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 310-437-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 22, 2017, Global Eagle Entertainment Inc. (“we” or the “Company”) entered into a Fifth Amendment to Limited Waiver and Fifth Amendment to Credit Agreement (the “December 2017 Amendment”) relating to the Company’s Credit Agreement, dated as of January 6, 2017 (as so subsequently amended or modified, the “Amended Credit Agreement”), among the Company, the guarantors party thereto from time to time, the lenders party thereto from time to time (each, a “Lender” and collectively, the “Lenders”) and Citibank, N.A., as Administrative Agent, L/C issuer and swing line lender. Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings set forth in the Amended Credit Agreement.

The December 2017 Amendment modifies the Amended Credit Agreement as follows:

•	The Company will now have until January 31, 2018 (rather than January 2, 2018, as previously required under the Amended Credit Agreement) to deliver its unaudited financial statements for the fiscal quarters ended March 31, 2017, June 30, 2017 and September 30, 2017 (collectively, the “2017 Quarterly Financial Statements”). This new date now aligns with the extension date that the Nasdaq Stock Market LLC granted the Company to file its Quarterly Reports on Form 10-Q for these fiscal quarters.

•	If the Company does not deliver the 2017 Quarterly Financial Statements on or before January 31, 2018, then an Event of Default will occur, and the Applicable Rate will thereafter increase by 0.25% for the Initial Term Loans as well as the Revolving Credit Loans. As such, in this event:

•	The Initial Term Loans would thereafter bear interest on the outstanding principal amount thereof at a rate per annum equal to either (i) the Base Rate plus 6.75% or (ii) the Eurocurrency Rate for each Interest Period plus 7.75%.

•	The Revolving Credit Loans would thereafter bear interest at a rate equal to either (i) the Base Rate plus 6.75% or (ii) the Eurocurrency Rate or EURIBOR Rate plus 7.75%. This rate increase would remain in effect until the Company delivers its unaudited financial statements for the quarter ended March 31, 2018. Following delivery of those unaudited financial statements, the Revolving Credit Loans would thereafter bear interest at a rate based on the Base Rate, Eurocurrency Rate or EURIBOR Rate, plus an interest-rate spread thereon that varies from 6.25% to 6.75% (versus 6.00% to 6.50%, as currently in effect under the Amended Credit Agreement) for the Base Rate and from 7.25% to 7.75% (versus 7.00% to 7.50%, as currently in effect under the Amended Credit Agreement) for the Eurocurrency Rate and EURIBOR Rate, in all cases based on the Company’s Consolidated First Lien Net Leverage Ratio.

•	The “non-call period” on the Initial Term Loans will now extend until January 31, 2020 (rather than October 2019, as previously provided under the Amended Credit Agreement).

•	The Company will furnish or file on a Current Report on Form 8-K within one business day of January 17, 2018 its current consolidated cash balance, the current cash balance of its foreign subsidiaries and the current outstanding balance under the Revolving Credit Facility, in each case, as of such date or the immediately preceding date.

The Company agreed to pay to the Lenders consenting to the December 2017 Amendment a fee equal to 0.05% of the aggregate principal amount of the Revolving Credit Commitments and Term Loans held by such Lenders as of December 22, 2017. This fee will total approximately $231,000.

We qualify the foregoing summary of the December 2017 Amendment by reference to the full text thereof, a copy of which we have filed as Exhibit 10.1 hereto and incorporate by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)             At our 2017 annual stockholders’ meeting (the “Annual Meeting”) on December 21, 2017, our stockholders approved a new 2017 Omnibus Long-Term Incentive Plan (the “2017 Omnibus Plan”). The 2017 Omnibus Plan authorizes 6.5 million new shares of our common stock for issuance pursuant to equity awards thereunder, in addition to unused and/or forfeited shares rolled over from our previous Amended and Restated 2013 Equity Incentive Plan (the “2013 Equity Plan”). The 2017 Omnibus Plan has an effective date of December 21, 2017, and it will expire on December 21, 2027.

We will no longer issue equity awards under the 2013 Equity Plan. But, awards that we previously granted under the 2013 Equity Plan will not be affected by the adoption of the new 2017 Omnibus Plan, and those awards will remain outstanding under the terms pursuant to which we originally granted them.

We have described the 2017 Omnibus Plan under the heading “Proposal 2—Approve a New 2017 Omnibus Long-Term Incentive Plan” in our definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on November 28, 2017 (the “Proxy Statement”). We incorporate that description herein by reference, and we have also included it as Exhibit 99.1 hereto. We qualify that description in its entirety by reference to the full 2017 Omnibus Plan set forth in Annex B to the Proxy Statement, which we have included as Exhibit 10.2 hereto and also incorporate herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)     As noted above, we held our Annual Meeting on December 21, 2017.

(b)     We set forth below a summary of the final voting results for the proposals that our stockholders considered and voted on at the Annual Meeting.

1.	Elect Class III Director Nominees (Robert W. Reding and Ronald Steger)

Our stockholders elected each of the following as a Class III director of our Board of Directors, to serve for a three-year term expiring at our annual stockholders’ meeting in 2020, or until his respective successor is duly elected and qualified. The vote tally was as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Robert W. Reding	67,602,700	5,311,359	8,243	8,852,014
Ronald Steger	72,510,322	403,737	8,243	8,852,014

2.	Approve a New 2017 Omnibus Long-Term Incentive Plan

Our stockholders voted to approve the 2017 Omnibus Plan, as described under Item 5.02 to this Current Report on Form 8-K. The vote tally was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
69,434,683	3,478,737	8,882	8,852,014

3.	Approve (on an Advisory Basis) Our Compensation to Our Named Executive Officers for 2016

Our stockholders voted to approve (on an advisory basis) the compensation of our named executive officers for 2016. The vote tally was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
72,715,592	184,673	22,037	8,852,014

4.	Ratify (on an Advisory Basis) the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for2017

Our stockholders voted to ratify (on an advisory basis) the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. The vote tally was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
81,712,000	54,437	7,879	None

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

We incorporate by reference herein the Exhibit Index preceding the signature page to this Current Report on Form 8-K.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fifth Amendment to Limited Waiver to Credit Agreement and Fifth Amendment to Credit Agreement, dated as of December 22, 2017, among Global Eagle Entertainment Inc., the guarantors party thereto, the lenders party thereto, and Citibank, N.A., as administrative agent.

10.2	Global Eagle Entertainment Inc. 2017 Omnibus Long-Term Incentive Plan (incorporated by reference to Annex B to the Global Eagle Entertainment Inc. Definitive Proxy Statement on Schedule 14A (File No. 001-35176) filed on November 28, 2017).

99.1	The section entitled “Proposal 2—Approve a New 2017 Omnibus Long-Term Incentive Plan” in the Global Eagle Entertainment Inc. Definitive Proxy Statement on Schedule 14A (incorporated by reference to the Global Eagle Entertainment Inc. Definitive Proxy Statement on Schedule 14A (File No. 001-35176) filed on November 28, 2017).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL EAGLE ENTERTAINMENT INC.

By:	/s/ Paul Rainey
Name: Paul Rainey
Title: Chief Financial Officer

Dated: December 27, 2017